UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2021, Ruth’s Hospitality Group, Inc. (the “Company”), entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) which amends its existing $120.0 million Credit Agreement, dated as of February 2, 2017 as amended by the First Amendment thereto, dated as of September 18, 2019, the Second Amendment thereto dated as of March 27, 2020, the Third Amendment thereto dated as of May 7, 2020, the Fourth Amendment thereto, dated as of May 18, 2020 and the Fifth Amendment thereto, dated as of October 26, 2020 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Sixth Amendment, the “Amended Credit Agreement”) with certain direct and indirect subsidiaries of the Company as guarantors (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent, and the lenders (the “Lenders”) and other agents party thereto.

The Sixth Amendment provides for a $10.0 million commitment reduction from the Existing Credit Agreement so that the Amended Credit Agreement will provide for a $110.0 revolving credit facility.  The commitment reduction will be effective as of March 29, 2021, the first day of the Company’s second fiscal quarter for 2021, and if on such date, extensions of credit under the Amended Credit Agreement exceed $110 million, the Company will immediately repay the amount of such excess.  Like the Existing Credit Agreement, the Amended Credit Amendment has a $5.0 million subfacility of letters of credit and a $5.0 million subfacility for swingline loans.

The maturity date of loans under the Amended Credit Agreement remains February 2, 2023 just as it was under the Existing Credit Facility.

Interest rates on loans under the Amended Credit Agreement are 3.00% and 2.00% above the LIBOR Rate and Base Rate, respectively, and the fee for the daily unused availability under the revolving credit facility is 0.40% until the Calculation Date for the fiscal quarter ending December 26, 2021.  Thereafter, interest rate margins and the fee for the unused commitment will be calculated based on the Leverage Ratio (as defined below and calculated on an actual rather than annualized basis).  The term “Calculation Date” means the date five (5) business days after the day on which the Company provides a compliance certificate required under the Amended Credit Agreement for its most recently ended fiscal quarter.

The Sixth Amendment provides relief from the financial covenants to maintain a specified quarterly minimum adjusted Fixed Charge Coverage Ratio (“Fixed Charge Coverage Ratio”) and maximum Consolidated Leverage Ratio (“Leverage Ratio”) for the first fiscal quarter of 2021.

Under the Existing Credit Agreement, the Company had to have a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 as of the Company’s fiscal quarter ending on March 28, 2021.  The Sixth Amendment waives such requirement but provides that commencing with the fiscal quarter ending June 27, 2021, the Company must maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.  For purposes of required compliance with the 1.25 to 1.00 ratio, Fixed Charge Coverage Ratio will be calculated on an annualized basis, which will exclude the impact of fiscal year 2020 and first fiscal quarter of 2021, through the end of fiscal year 2021, and on an actual basis thereafter.

The Existing Credit Agreement required the Company to have a Leverage Ratio of not more than 5.00 to 1.00 as of the last day of the first fiscal quarter of 2021.  The Sixth Amendment waives such requirement but provides that commencing with the fiscal quarter ending June 27, 2021, the Company must maintain a Leverage Ratio not to exceed the following thresholds for the periods indicated:

Period	Maximum Ratio
The last day of the second Fiscal Quarter of the 2021 Fiscal Year	5.00 to 1.00
The last day of the third Fiscal Quarter of the 2021 Fiscal Year	4.50 to 1.00
The last day of the fourth Fiscal Quarter of the 2021 Fiscal Year	4.00 to 1.00
The last day of the first Fiscal Quarter of the 2022 Fiscal Year and thereafter	3.00 to 1.00

For purposes of calculating required compliance with the maximum ratio, Leverage Ratio will be calculated on an annualized basis, which will exclude the impact of fiscal year 2020 and first fiscal quarter of 2021, through the end of fiscal year 2021, and on an actual basis thereafter.

The Sixth Amendment requires the Company and its subsidiaries to meet minimum aggregate cash holding requirements through June 2021 in an amount equal to the following amount for each month set forth below:

January 2021	$50,000,000

February 2021	$50,000,000
March 2021	$50,000,000
April 2021	$40,000,000
May 2021	$40,000,000
June 2021	$40,000,000

The Sixth Amendment limits non-maintenance capital expenditures by the Company and its subsidiaries to no more than $5.0 million during fiscal year 2021.  The Company and its subsidiaries may fund such non-maintenance capital expenditures during fiscal year 2021 with (i) 75% of consolidated EBITDA earned during a fiscal quarter in excess of $7.5 million (“Capital Expenditure Basket Amount”) and/or (ii) net cash proceeds from the sale-leaseback of a real property located in Florida.  If the Company and its subsidiaries do not use the entire Capital Expenditure Basket Amount in any fiscal quarter, such unutilized amount may be carried forward to increase the aggregate amount of Consolidated Capital Expenditures permitted to be made until the Company can demonstrate that the Leverage Ratio is less than 2.50 to 1.00 for the period of four fiscal quarters most recently ended.

Beginning in 2022, the Amended Credit Agreement provides that the Company and its subsidiaries may make capital expenditures in any fiscal year in an amount equal to 75% of consolidated EBITDA for the immediately preceding fiscal year when the Leverage Ratio is equal to or greater than 1.50 to 1.0 but less than 2.50 to 1.0.  When the Leverage Ratio is less than 1.50 to 1.0, the Company and its subsidiaries may make capital expenditures in an unlimited amount.

For purposes of determining to what extent capital expenditures may be made, the Leverage Ratio will be calculated on an actual rather than on an annualized basis.

The foregoing description is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a

Registrant

The discussion of the Sixth Amendment to Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description
10.1

Sixth Amendment, dated as of January 28, 2021, to Credit Agreement, dated as of February 2, 2017, by and among the Company, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as administrative agent and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: January 29, 2021	By:	/s/ Kristy Chipman
Kristy Chipman
Executive Vice President and Chief Financial Officer (Principal Financial Officer)